EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the CarMax, Inc. (the "company") Quarterly Report on Form 10-Q for the period ended November 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas J. Folliard, President and Chief Executive Officer of the company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company as of, and for, the periods presented in the Report.

Date: January 8, 2008	By:	/s/ Thomas J. Folliard
Thomas J. Folliard
President and
Chief Executive Officer